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                                                                   EXHIBIT 10.29

                              CONSULTING AGREEMENT


        THIS CONSULTING AGREEMENT (the "Agreement"), made and entered into this __ day of ____________, 1998 by and between Universal Electronics Inc., a Delaware corporation ("UEI") and J. C. Sparkman, a Colorado resident residing at 2530 South Dudley Street, Lakewood, Colorado 80227 (ASparkman@).

        WHEREAS, UEI is engaged in the business of developing and manufacturing and/or maintaining (a) certain electronic products that emit, via infra-red and other methods, pulse codes which can be used to operate original equipment manufacturer ("OEM") device(s) (such as televisions, video cassette recorders, cable and satellite set-top boxes, home theater systems, and the like), including, without limitation, a battery-operated, hand-held remote control (the "Remote Control"), (b) software to operate the Remote Control which can be used to operate OEM device(s), electronic device(s) for the "home bus" market (as defined by the Electronics Industry Association) and integrated system digital networks ("ISDN"), electronic device(s) for use in the receipt and/or transmission of data and/or software over multiple media, and other derivations of such device(s) (the "Software"), and (c) a library of the devices' pulse codes and such updates, enhancements and new releases of such library as UEI may from time to time develop (the "Database"); and

        WHEREAS, the parties hereto (along with others) have entered into an Asset Purchase Agreement of even date herewith and all other documents and instruments executed in connection therewith (the "Asset Purchase Documents") wherein UEI acquired the H&S Remote Control Assets which were used and useful in the operation of the H&S Remote Control Business (as such terms are defined within the Asset Purchase Documents); and

        WHEREAS, Sparkman has expertise in and has intimate knowledge of the H&S Remote Control Business and the H&S Remote Control Assets which have been acquired by UEI and has knowledge of the general requirements of UEI's business; and

        WHEREAS, Sparkman and UEI each agree to retain Sparkman as a consultant to UEI upon the terms and conditions set forth herein;

        THEREFORE, the parties intending to be legally bound, agree as follows:

        1. CONSULTING SERVICES. Commencing on the first business day following the closing of the acquisition of the H&S Remote Control Assets by UEI pursuant to the Asset Purchase Documents, and for a period of two (2) years thereafter, unless sooner terminated in accordance with the terms hereof (the "Consulting Period"), Sparkman agrees to provide his services as UEI shall deem reasonably necessary, to advise and consult with UEI in areas relating to the UEI business. Such services shall also include being available for advice and counsel to UEI from time to time by telephone, letter or in person. Each of the services listed above or elsewhere in this Agreement shall be provided by Sparkman to the satisfaction of UEI, subject to the following conditions:



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                (a) Sparkman shall not be required to participate actively in the day to day operations of UEI;

                (b) It is expressly understood that in furnishing such services, Sparkman is not, nor shall he be considered an employee of UEI but shall act solely as an independent contractor. Accordingly, UEI will not supervise or control the manner in which he performs such consulting and advisory services, however, Sparkman shall keep the UEI Designated Contact (as set forth in Paragraph 12) fully apprised of the status of any and all projects which he is working on and/or commissioned to perform;

                (c) Sparkman shall be fully responsible and liable for all of his acts and omissions;

                (d) Sparkman shall not make any representation that he is an agent or representative of UEI or is otherwise authorized to act for or on behalf of UEI and agrees not to create any obligation or to assume any responsibility for UEI or attempt to bind UEI in any manner whatsoever; and

                (e) Sparkman shall be responsible for all taxes, fees, and licenses incurred in connection with rendering consulting services hereunder and that he shall indemnify, defend, and hold UEI harmless with respect to any taxes, penalties or interest claimed by any taxing authority for failure to withhold any income taxes from the payments to Sparkman provided for under this Agreement.

        2. COMPENSATION. As full compensation for the consulting services to be rendered by Sparkman and for the performance of all other obligations hereunder, UEI shall pay to Sparkman a per annum fee equal to $250,000 for work performed for UEI pursuant to this Agreement. UEI shall pay Sparkman for such services within equal monthly installments on the first day of each calendar month.

        3. REIMBURSEMENT FOR BUSINESS EXPENSES. Sparkman and UEI agree Sparkman shall be reimbursed for all reasonable and fully documented travel, office, entertainment, and other costs actually incurred in connection with carrying out his consulting services hereunder.

        4. ADDITIONAL INDEMNIFICATION. Sparkman agrees to indemnify, defend and hold UEI harmless from and against all damages, losses, claims, liabilities, costs and expenses, including without limitation all legal fees, costs and expenses, resulting from, caused by or arising out of any claim made by a shareholder, employee, or director of H & S Management Corp., or any representative or successor of any such person, that all or any part of the compensation paid or to be paid to Sparkman pursuant to this Agreement is due such shareholder, employee or director.



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        5. CONFIDENTIAL INFORMATION. Sparkman agrees to keep forever secret confidential and inviolate and never disclose directly or indirectly without the express written consent of UEI, either during or subsequent to the termination of this Agreement, to any person, firm or corporation and to not use, directly or indirectly in any manner whatsoever other than to carry out his duties and obligations hereunder, any secret or confidential information regarding UEI's business, products, product plans, software, device library or technology. The provisions of this Section 5 shall survive the termination of this Agreement for any reason whatsoever. Sparkman recognizes that UEI's organization, business and relationship with clients, perspective clients and others having business dealings with UEI are and will be the sole property of UEI, and he shall have no separate interests or rights with respect thereto. In addition, Sparkman understands that all technologies, processes and research which was or is developed by UEI, Sparkman or an employee of UEI is the sole property of UEI. Therefore, subject to Paragraph 5(d) below, Sparkman agrees, with respect to all Inventions (as such term is defined below) made or conceived by Sparkman, whether or not during the hours of its services conducted hereunder or with the use of UEI facilities, materials or personnel, either solely or jointly with others, during the term of this Agreement, and without royalty or any other consideration, to do the following:

                (a) Communicate to UEI promptly and fully all Inventions, improvements or suggestions (including, without limitation, suggestions concerning trade names, trademarks, service marks and slogans) made or conceived by Sparkman (whether made or conceived solely by him or jointly with others) from the time of entering this Agreement until Agreement is terminated, (i) which are along the lines of the business, work or investigations of UEI or of any companies which it owns or controls at the time such Inventions are created, or (ii) which result from or are suggested by any work which Sparkman has done or made for or on behalf of UEI, or (iii) which are developed, tested, improved or investigated either in part or entirely on time for which Sparkman was paid by UEI or using any funds, equipment, laboratories or other facilities of UEI.

                (b) Make, without charge to UEI, but at the request and expense of UEI, at any time such applications for United States and/or foreign patents or copyright registrations covering such Inventions as UEI may request, and assign to UEI, or its nominee, without further compensation to Sparkman, his entire right, title, and interest to all such Inventions, applications, patents, and/or copyright registrations granted thereon. Sparkman will, without charge to UEI, at the request and expense of UEI, execute, acknowledge, and deliver any and all papers, including patent applications, and copyright applications, assignments, and applications for reissue, and do all other lawful acts, including the giving of testimony in proceedings in which such Inventions may be involved or concerned, which UEI may consider necessary or proper to secure to UEI the fullest-right to such Inventions and to patents and to copyright registrations in the United States and/or foreign countries covering the same, and to bring about the full protection of the same. Sparkman agrees to perform the above-specified acts whether or not this Agreement is in force at the time UEI requests his performance.



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                In the event UEI is unable for any reason whatsoever to secure his signature to any lawful and necessary documents required to apply for, or to prosecute, any United States or foreign applications for a patent or copyright registration, Sparkman hereby irrevocably designates and appoints UEI and its duly authorized officers and agents as its agent and attorney in fact, to act for and, in its behalf and stead, to execute and file any such application and to do all other lawfully-permitted acts to further the prosecution and issuance of a patent or copyright registration based thereon. Sparkman hereby waives and quitclaims to UEI any and all claims, of any nature whatsoever, which he may now have or may hereafter have for infringement of any patent(s) or copyright registration(s) from any such application.

                (c) "Invention" means any invention, discovery or improvement (including, without limitation, any technology, test, concept, idea, operation, product, process, method, formula, computer program or flowchart or software or firmware, data bases, technique or improvement thereof), whether or not related to a service or product of UEI being sold, under development or consideration and whether or not patentable or copyrightable, and all know-how related thereto.

                (d) The foregoing notwithstanding, this Section 5 shall not apply to any Inventions of Sparkman for which no equipment, supplies, facility, or trade secret information of UEI was used and which was developed entirely on his own time, unless (i) the Invention relates (1) to the business of UEI or (2) to UEI's actual or demonstrably anticipated research or development, or (ii) the Invention results from any work performed by Sparkman for UEI.

                (e) This Section 5 shall survive the termination of this Agreement for any reason whatsoever.

        6. TERMINATION.

                (a) This Agreement shall commence on the date hereof and shall terminate automatically at the end of the Consulting Period.

                (b) Notwithstanding the provisions of Section 6(a) above, UEI shall have the right to terminate this Agreement immediately by delivering to the Sparkman written notice of such termination in the event (i) of any attempted transfer or assignment by Sparkman of (1) the entire Agreement (whether by operation of law or otherwise), (2) any right or obligation of Sparkman hereunder without the prior written consent of UEI, (ii) of the conviction of Sparkman of any crime which may, in UEI's sole discretion, adversely affect the ownership, operation, management, business or interests of Sparkman or UEI, (iii) Sparkman shall file for or otherwise become bankrupt or (iv) Sparkman violates any provision of this Agreement or of the Asset Purchase Documents.



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                (c) Notwithstanding any other provision of this Agreement, either party may terminate this Agreement for any reason whatsoever upon ninety (90) days written notice to the other party.

                (d) Upon termination of this Agreement, Sparkman shall return to UEI promptly and without charge all materials provided to the him by UEI.

        7. REMEDIES. Sparkman acknowledges that the covenants and agreements which he has made in this Agreement are reasonable and are required for the reasonable protection of UEI's investment in its business and its goodwill. Sparkman agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to UEI, and that in addition to all other remedies provided by law or in equity with respect to the breach by him of any provision of this Agreement, UEI and its subsidiaries, successors and assigns will be entitled to (i) withhold any payments or portion thereof due Sparkman hereunder while he is in breach of any such covenant or agreement, and (ii) enforce the specific performance by Sparkman of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof, all without the need of posting bond or any other security, and that no claim by him against UEI or its subsidiaries, successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. Sparkman agrees that UEI any subsidiary, successor or assign shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees and costs of litigation and any interest. Sparkman further agrees that the withholding of any payments or portion thereof due it by UEI pursuant to this Section 7 shall in no way to construed as a limitation to the amount of damages sustained by UEI or to which UEI may be entitled or as liquidated damages.

        8. PARTIAL INVALIDITY. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, to any party hereto or in any circumstance, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and shall continue in effect to the extent valid, enforceable and applicable in other circumstances and to the other party, and such covenant or provision or part thereof shall be deemed modified to the minimum extent required to permit it to remain valid, enforceable and applicable to such party or circumstance. Without limiting the generality of the foregoing, if the scope of any covenant, provision or part thereof contained in this Agreement is too broad to permit enforcement to its full extent, such covenant provision or part thereof shall be enforced to the maximum extent permitted by law, and the parties hereto hereby agrees that such scope may be judicially modified accordingly.

        9. ASSIGNMENT. Sparkman agrees that this Agreement may be assigned by UEI in its entirety to any entity controlled by, or under direct or indirect common control with, UEI and to any person to whom UEI sells its business or assets, and that upon any such assignment, such assignee shall acquire all of UEI's rights and obligations under this Agreement, including without limitation the right of assignment set out in this Section 9. The rights and obligations of Sparkman hereunder, being personal in nature, may not be assigned or delegated without the prior written consent of UEI.



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        10. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

        11. THIS AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP. None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between each of Sparkman and UEI and neither Sparkman nor UEI shall have any authority to bind the other in any way.

        12. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid; (b) upon dispatch if transmitted by telecopy or other means of facsimile, in any case to the parties at the following address(es) or telecopy number(s), as the case may be:

                     If to Sparkman:
                               Mr. J. C. Sparkman
                               2530 South Dudley Street
                               Lakewood, Colorado  80227
                               Facsimile No.: (303) 984-1427
                               Telephone No.: (303) 980-5497

                     If to UEI:
                               Ms. Camille Jayne
                               Universal Electronics Inc.
                               6101 Gateway Drive
                               Cypress, California 90630
                               Facsimile No.:  (714) 820-1010
                               Telephone No.:  (714) 820-1000

                     With a required copy to be sent to:
                               Universal Electronics Inc.
                               6101 Gateway Drive
                               Cypress, California 90630
                               Attn.:  General Counsel
                               Facsimile No.:  (714) 820-1010
                               Telephone No.:  (714) 820-1000

or to such address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

           UEI=s Designated Contact:
                                    --------------------------------



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or such other person as UEI may designate by written notice in the aforesaid manner.

        13. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

        14. ENTIRE UNDERSTANDING. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, modified or discharged, except in writing consented to by all parties.

        15. BINDING EFFECT. This Agreement shall be binding upon the administrators, legal representatives, and successors and permitted assigns of Sparkman and UEI.

        16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard of its conflicts of laws provisions.

        17. COUNTERPARTS. This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

J. C. SPARKMAN                         UNIVERSAL ELECTRONICS INC.


                                       By:
----------------------------------        --------------------------------------
                                          Camille Jayne, President and Chief
                                            Executive Officer



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